UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 27, 2005

UTEK CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15941	59-3603677
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

202 South Wheeler Street, Plant City, Florida 33566

(Address of principal executive offices and zip code)

(Registrant’s telephone number, including area code) (813) 754-4330

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On September 27, 2005, UTEK Corporation entered into an agreement and plan of acquisition with Ybor City Group, Inc. to acquire all of its issued and outstanding shares of capital stock for an aggregate purchase price of $3,150,000. Ybor City Group is a real estate holding company that owns a commercial real estate property in Tampa, Florida. UTEK will finance the acquisition through the issuance of 119,134 shares of its common stock and enter into a $1,500,000 mortgage. The purpose of the acquisition is to provide for the expansion and relocation of UTEK’s corporate headquarters.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Acquisition by and between UTEK Corporation and Ybor City Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2005	UTEK CORPORATION

/s/ Carole R. Wright
Carole R. Wright
Chief Financial Officer